Washington Bancorp

                    Computation of Earnings per Common Share
                                   Exhibit 11

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                                             For three months ended December 31,           For six months ended December 31,
                                          -----------------------------------------   --------------------------------------------
                                           1997        1996      1997        1996       1997       1996        1997        1996
                                           Basic       Basic    Diluted     Diluted     Basic      Basic      Diluted     Diluted
                                            EPS         EPS       EPS         EPS        EPS        EPS         EPS         EPS
                                          ----------------------------------------------------------------------------------------

Computation of weighted average
number of common shares outstanding:

Common shares outstanding at the
  beginning of the period ............     651,133    657,519    651,133     657,519    651,133    657,519     651,133     657,519
Unreleased common shares held by
  the Employee Stock Ownership
  Plan (the "ESOP') at the beginning
  of the period ......................     (45,367)   (49,349)   (45,367)    (49,349)   (46,333)   (50,433)    (46,333)    (50,433)
Weighted average common shares
  released by the ESOP during
  the period .........................         483        542        483         542        966      1,084         966       1,084
Weighted average common shares
  equivalent of dilutive effect of
  stock options ......................          --         --     17,779       2,244         --         --      16,838         890
                                         -----------------------------------------------------------------------------------------
Weighted average number of common
  shares .............................     606,249    608,712    624,028     610,956    605,766    608,170     622,604     609,060
                                         =========================================================================================

Net income ...........................   $ 199,230  $ 194,749  $ 199,230   $ 194,749  $ 356,450  $ 165,387   $ 356,450   $ 165,387
                                         =========================================================================================

Net income per common share ..........   $    0.33  $    0.32  $    0.32   $    0.32  $    0.59  $    0.27   $    0.57   $    0.27
                                         =========================================================================================
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